Exhibit 23.1(b)

CONSENT OF INDEPENDENT PETROLEUM CONSULTANT

                We hereby consent to our reserves estimates contained in the Annual Report of Form 10-KSB of Energy Search, Incorporated (the "Company") for the fiscal year ended December 31, 1999 (the "1999 10-KSB"). Our estimates of the oil and gas reserves of the Company are contained in our report dated March 15, 2000 on the oil and gas reserves of the Company as of January 1, 2000 (the "2000 Report"), as well as our report dated March 10, 1999 on the oil and gas reserves of the Company as of January 1, 1999 (the "1999 Report"). We also hereby consent to the reference in the 1999 10-KSB to Wright & Company, Inc. as experts in oil and gas analysis. We further consent to the incorporation by reference of our 2000 Report and 1999 Report and our oil and gas reserves estimates contained in the 1999 10-KSB into the Company's Registration Statement on Form S-3 (No. 333-58407), Registration Statement on Form S-8 (No. 333-80649) and Registration Statement on Form S-8 (No. 333-86849).

Wright & Company, Inc. By: /s/ D. Randall Wright D. Randall Wright President

March 28, 2000
Brentwood, TN